N-CSR Item 12(b) - Exhibits: Certifications

                           SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.{section} 1350, the undersigned officers of FEDERATED MUNICIPAL SECURITIES INCOME TRUST ON BEHALF OF: FEDERATED CALIFORNIA MUNICIPAL INCOME FUND, FEDERATED MICHIGAN INTERMEDIATE MUNICIPAL TRUST, FEDERATED MUNICIPAL HIGH YIELD ADVANTAGE FUND, FEDERATED NEW YORK MUNICIPAL INCOME FUND, FEDERATED NORTH CAROLINA MUNICIPAL INCOME FUND, FEDERATED OHIO MUNICIPAL INCOME FUND, FEDERATED PENNSYLVANIA MUNICIPAL INCOME FUND (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended February 29, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: April 23, 2008

/s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title: President, Principal Executive Officer



Dated: April 23, 2008

/s/ Richard A. Novak
Name:  Richard A. Novak
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.{section} 1350 and is not being filed as part of the Report or as a separate disclosure document.